Exhibit(g)(3)

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT BETWEEN THE CUSTOMER AND JPMORGAN CHASE BANK, N.A.

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Table of contents

1. INTENTION OF THE PARTIES; DEFINITIONS	2
1.1 Intention of the Parties	2
1.2 Definitions	2
2. WHAT BANK IS REQUIRED TO DO	5
2.1 Set Up Accounts	5
2.2 Cash Account	6
2.3 Segregation of Assets; Nominee Name	6
2.4 Settlement of Transactions	7
2.5 Contractual Settlement Date Accounting	7
2.6 Actual Settlement Date Accounting	8
2.7 Income Collection (AutoCredit()	8
2.8 Miscellaneous Administrative Duties	9
2.9 Corporate Actions	10
2.10 Class Action Litigation	10
2.11 Proxies	10
2.12 Statements of Account	11
2.13 Access to Bank's Records	12
2.14 Maintenance of Financial Assets at Subcustodian Locations	14
2.15 Tax Relief Services	14
2.16 Foreign Exchange Transactions	14
2.17 Notifications	14
3. INSTRUCTIONS	14
3.1 Acting on Instructions; Method of Instruction and Unclear Instructions	14
3.2 Verification and Security Procedures	15
3.3 Instructions; Contrary to Law/Market Practice	15
3.4 Cut-Off Times	15
3.5 Electronic Access	16
4. FEES, EXPENSES AND OTHER AMOUNTS OWING TO THE BANK	16
4.1 Fees and Expenses	16
4.2 Overdrafts	16
4.3 Bank's Right Over Securities; Set-off	17
5. SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS	17
5.1 Appointment of Subcustodians; Use of Securities Depositories	17
5.2 Liability for Subcustodians	18

6. ADDITIONAL PROVISIONS RELATING TO CUSTOMER	19
6.1 Representations of Customer and Bank	19
6.2 Customer is Liable to Bank Even if it is Acting for Another Person	20
7. WHEN BANK IS LIABLE TO CUSTOMER	21
7.1 Standard of Care; Liability	21
7.2 Force Majeure	22
7.3 Bank May Consult With Counsel	23
7.5 Assets Held Outside Bank's Control	24
7.6 Ancillary services	24
8. TAXATION	24
8.1 Tax Obligations	24
8.2 Tax Relief Services	25
9. TERMINATION	26
9.1 Termination	26
9.2 Exit Procedure	26
10. MISCELLANEOUS	27
10.1 Notifications	27
10.2 Successors and Assigns	27
10.3 Interpretation	27
10.4 Entire Agreement	27
10.5 Information Concerning Deposits at Bank's London Branch	28
10.6 Insurance	28
10.7 Security Holding Disclosure	28
10.8 USA PATRIOT Act Disclosure	28
10.9 Governing Law and Jurisdiction	29
10.10 Severability; Waiver; and Survival	29
10.11 Confidentiality	30
10.12 Counterparts	30
10.13 No Third Party Beneficiaries	30
10.14 Non-Binding on Trustees and Officers	31
SCHEDULE A List of Funds	32
SCHEDULE 1 List of Subcustodians and Markets Used by the Bank	33
SCHEDULE 2 Persons Authorized to Give Instructions	45
SCHEDULE 3 Authorized Fund Managers/Advisers	46
APPENDIX A Specimen Fund Manager Mandate	47
SCHEDULE 4 Account(s) covered by This Mandate	49

AMENDED AND RESTATED GLOBAL CUSTODY AGREEMENT

The original Agreement, dated September 29, 2008, as amended and restated as set forth herein on October 17, 2008 (“Agreement”) and effective as of the dates indicated on Schedule A, is between JPMORGAN CHASE BANK, NATIONAL ASSOCIATION ("Bank"), with a place of business at 1 Chase Manhattan Plaza, New York, NY 1005; and each registered investment company identified on Schedule A (each registered investment company made subject to this Agreement referred to as “Customer” severally and not jointly), with a place of business at 345 Park Avenue, New York, New York 10154. Each Customer is entering into this Agreement on behalf of the Series identified on Schedule A, as may be amended by the parties from time to time. Bank shall treat the assets of each such Series as a separate Customer hereunder, and any reference to “Customer” shall refer to a Series of the Customer, as the context shall require.

1.	INTENTION OF THE PARTIES; DEFINITIONS
1.1	Intention of the Parties
(a)

This Agreement sets out the terms on which Bank will be providing custodial, settlement and other associated services to the Customer. Bank will be responsible for the performance the duties set forth in this Agreement.

(b)

Investing in Financial Assets and cash in foreign jurisdictions may involve risks of loss or other special features. The Customer acknowledges that Bank is not providing any legal, tax or investment advice in providing the services under this Agreement, and will not be liable for any losses resulting from Country Risk, except for and solely to the extent that Bank is negligent or has engaged in fraud or willful misconduct in the performance of its obligations under this Agreement with respect to the Liabilities in question.

1.2	Definitions
As used herein, the following terms have the meaning hereinafter stated.

“Account” has the meaning set forth in Section 2.1 of this Agreement.

“Affiliate” means an entity controlling, controlled by, or under common control with, Bank.

“Affiliated Subcustodian” means a Subcustodian that is an Affiliate.

“Applicable Law” means any applicable statute, treaty, rule, regulation or common law and any applicable decree, injunction, judgement, order, formal interpretation or ruling issued by a court or governmental entity.

"Authorized Person" means any person who has been designated by written notice from the Customer in the form of Schedules 2 or 3 as the case may be (or by written notice in the form of Appendix A from any agent designated by the Customer, including, without limitation, an investment manager or individuals authorized to provide special instructions) to act on behalf of the Customer under this Agreement. Such persons will continue to be Authorized Persons until such time as Bank receives and has had reasonable time to act upon Instructions from the Customer (or its agent) that any such person is no longer an Authorized Person.

“Bank Indemnitees” means Bank, and its respective nominees, directors, officers, employees and agents.

“Bank’s London Branch” means the London branch office of JPMorgan Chase Bank, N.A.

“Cash Account” has the meaning set forth in Section 2.1(a)(ii).

“Confidential Information” means and includes all non public information concerning the Customer or the Accounts including portfolio holdings information which the Bank receives in the course of providing services under this Agreement (including, but not limited to, Customer’s portfolio holdings, securities transactions and account balances). Nevertheless, the term Confidential Information shall not include information which is or becomes available to the general public by means other than the Bank’s breach of the terms of this Agreement or information which the Bank obtains on a non confidential basis from a person who is not known to be subject to any obligation of confidence to any person with respect to that information.

“Corporate Action” means any dividends, distributions, stock splits, rights offerings, conversions, mergers, subscription right, bonus issue, stock repurchase plan, redemption, exchange, tender offer, or similar matter with respect to a Financial Asset in the Securities Account, but does not include rights with respect to class action litigation or proxy voting.

“Country Risk” means the risk of investing or holding assets in a particular country or market, including, but not limited to, risks arising from nationalization, expropriation or other governmental actions; the country’s financial infrastructure, including prevailing custody, tax and settlement practices; laws applicable to the safekeeping and recovery of Financial Assets and cash held in custody; the regulation of the banking and securities industries, including changes in market rules; currency restrictions, devaluations or fluctuations; and market conditions affecting the orderly execution of securities transactions or the value of assets.

“Entitlement Holder” means the person named on the records of a Securities Intermediary as the person having a Securities Entitlement against the Securities Intermediary.

“Financial Asset” means a Security and refers, as the context requires, either to the asset itself or to the means by which a person’s claim to it is evidenced, including a Security, a security certificate, or a Securities Entitlement. “Financial Asset” does not include cash.

"Institutional Clients" means U.S. registered investment companies, or major, U.S.-based commercial banks, insurance companies, pension funds or substantially similar domestic or foreign financial institutions which, as a substantial part of their business operations, purchase or sell securities and make use of custodial services.

"Instructions" means an instruction that has been verified in accordance with a Security Procedure or, if no Security Procedure is applicable, which Bank reasonably believes in good faith to have been given by an Authorized Person in the manner specified next to their name in the relevant Schedule.

“Liabilities” means any liabilities, losses, claims, costs, damages, penalties, fines, obligations, or expenses of any kind whatsoever (including, without limitation, reasonable attorneys’, accountants’, consultants’ or experts’ fees and disbursements).

“Securities” means shares, stocks, debentures, bonds, notes or other like obligations, whether issued in certificated or uncertificated form, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same that are commonly traded or dealt in on securities exchanges or financial markets or other obligations of an issuer, or shares, participations and interests in an issuer recognised in the country in which it is issued or dealt in as a medium for investment and any other property as may be acceptable to Bank for the Securities Account.

“Securities Account” means each Securities custody account on Bank’s records to which Financial Assets are or may be credited under this Agreement.

“Securities Depository” means (a) The Depository Trust Company, (b) the Treasury/Reserve Automated Data Entry System maintained at The Federal Reserve Bank of New York as provided in 31 CFR Part 357.2 or (c) any securities depository, dematerialized book entry system or similar system that meets the requirements of Rule 17f-4(c) under the 1940 Act.

“Securities Entitlement” means the rights and property interests of an Entitlement Holder with respect to a Financial Asset as set forth in Part 5 of Article 8 of the Uniform Commercial Code of the State of New York, as the same may be amended from time to time.

“Securities Intermediary” means Bank, a Subcustodian, a Securities Depository, and any other financial institution which in the ordinary course of business maintains Securities custody accounts for others and acts in that capacity.

“Security Procedure” has the meaning set forth in Section 3.2(a).

“Subcustodian” means any of the subcustodians appointed by Bank from time to time to hold Securities and act on its behalf in different jurisdictions (and being at the date of this Agreement the entities listed in Schedule 1) and includes any Affiliated Subcustodian, and their respective nominees, directors, officers, employees and agents.

All terms in the singular will have the same meaning in the plural unless the context otherwise provides and visa versa.

2.	WHAT THE BANK IS REQUIRED TO DO
2.1	Set Up Accounts
(a)

Bank shall keep safely the Financial Assets and cash of Customer that have been delivered to Bank from time to time, accept delivery of Financial Assets and cash of Customer for safekeeping and will establish and maintain the following accounts ("Accounts"):

(i)

one or more Securities Accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) for Financial Assets, which may be held by Bank or its Subcustodian or a Securities Depository for Bank on behalf of the Customer, including as an Entitlement Holder; and

(ii)

one or more accounts in the name of Customer (or in another name requested by the Customer that is acceptable to Bank) ("Cash Account") for any and all cash in any currency received by or on behalf of Bank for the account of Customer.

Notwithstanding paragraph (ii), cash held in respect of those markets where Customer is required to have a cash account in its own name held directly with the relevant Subcustodian or Securities Depository will be held in that manner and will not be part of the Cash Account.

(b)	At the request of Customer, additional Accounts may be opened in the future, which will be subject to the terms of this Agreement.
(c)	Bank’s obligation to open Accounts pursuant to Section 2.1(a) is conditional upon Bank receiving such of the following documents as Bank may require:
(i)	a certified copy of the Customer's constitutional documents as currently in force;
(ii)	a certified copy of a resolution of the Customer's board of directors or equivalent governing body, substantially in the form set out in Schedule 4;
(iii)	Bank’s standard form fund manager mandate (in the form set out in Appendix A), completed by any persons designated in Schedule 3; and

(iv)	in the case of any Account opened in a name not that of the Customer, documentation with respect to that name similar to that set forth in sub-sections (i) – (iii).
2.2	Cash Account
(a)

Any amount standing to the credit of the Cash Account is a debt due from Bank as banker to Customer. Except as otherwise provided in Instructions acceptable to Bank, all cash held in the Cash Account will be deposited during the period it is credited to the Accounts in one or more deposit accounts at Bank or at Bank’s London Branch. Any cash so deposited with Bank’s London Branch will be payable exclusively by Bank’s London Branch in the applicable currency, subject to compliance with Applicable Law, including, without limitation, any restrictions on transactions in the applicable currency imposed by the country of the applicable currency.

(b)

Any amounts credited by Bank to the Cash Account on the basis of a notice or an interim credit from a third party, may be reversed if Bank does not receive final payment in a timely manner. Bank will notify the Customer promptly of any such reversal.

2.3	Segregation of Assets; Nominee Name
(a)	Bank will identify in its books that Financial Assets credited to Customer’s Securities Account belong to Customer (except as Bank is otherwise instructed).
(b)

To the extent permitted by Applicable Law or in the absence of Applicable Law, market practice, Bank will require each Subcustodian to identify in its own books that Financial Assets held at such Subcustodian by Bank on behalf of its customers belong to customers of Bank,, such that it is readily apparent that the Financial Assets do not belong to Bank or the Subcustodian.

(c)	Bank is authorized, in its reasonable discretion, to the extent consistent with Applicable Law and customary market practice,
(i)	to physically hold Financial Assets, including in bearer form, such Financial Assets as are customarily held in bearer form or are delivered to Bank or its Subcustodian in bearer form;
(ii)	to hold Securities in or deposit Securities with any Securities Depository;
(iii)	to hold Securities in omnibus accounts on a fungible basis and to accept delivery of Securities of the same class and denomination as those deposited with Bank or its Subcustodian; and

(iv)

to register in the name of Customer, Bank, a Subcustodian, a Securities Depository, or their respective nominees, such Financial Assets as are customarily held in registered form; provided, however, that such Financial Assets are held in an account of Bank containing only assets of Customer or only assets held as fiduciary or custodian for customers.

(v)	to hold shares of registered mutual funds (or other commingled funds) on the books of the transfer agent for such funds.
2.4	Settlement of Transactions

Subject to Article 3 and Section 4.2 of this Agreement, Bank will act in accordance with Instructions with respect to settlement of transactions. Settlement will be conducted in accordance with prevailing standards of the market in which the transaction occurs. Upon receipt of Instructions, Customer authorizes Bank to deliver Securities or payment in accordance with applicable market practice in advance of receipt or settlement of consideration expected in connection with such delivery or payment, and Customer acknowledges and agrees that such action alone will not of itself constitute negligence, fraud, or wilful misconduct of Bank, and the risk of loss arising from any such action will be borne by Customer. In any case where payment for purchase of a Financial Asset is made in the absence of an Instruction to so pay in advance (except where such payment is in accordance with market practice), Bank shall be liable to Customer for such Financial assets to the same extent as if the Financial Assets have been received by the Bank. In the case of the failure of Customer’s counterparty (or other appropriate party) to deliver the expected consideration as agreed, Bank promptly will contact the counterparty to seek settlement and will promptly notify the Customer of such failure.

2.5	Contractual Settlement Date Accounting
(a)

Upon Customer’s Request, Bank will effect book entries on a contractual settlement date accounting basis as described below with respect to the settlement of transactions in those markets where Bank generally offers contractual settlement date accounting.

(i)

Sales: On the settlement date for a sale, Bank will credit the Cash Account with the proceeds of the sale and transfer the relevant Financial Assets to an account at Bank pending settlement of the transaction where not already delivered.

(ii)

Purchases: On the settlement date for the purchase (or earlier, if market practice requires delivery of the purchase price before the settlement date), Bank will debit the Cash Account for the settlement amount and credit a separate account at Bank. Bank then will post the Securities Account as awaiting receipt of the expected Financial Assets. Customer will not be entitled to the delivery of Financial Assets that are awaiting receipt until Bank or a Subcustodian actually receives them.

Upon request, Bank shall provide the Customer with a list of those markets for which it provides contractual settlement date accounting. Bank may add markets to or remove markets from this list upon notice to the Customer that is reasonable in the circumstances.

(b)

Bank may reverse any debit or credit made pursuant to Section 2.5(a) prior to a transaction's actual settlement upon notice to the Customer in cases where Bank reasonably believes that the transaction will not settle in the ordinary course within a reasonable time. The Customer will be responsible for any costs or liabilities resulting from such reversal The Customer acknowledges that the procedures described in Section 2.5 are of an administrative nature, and Bank does not undertake to make loans and/or Financial Assets available to Customer.

2.6	Actual Settlement Date Accounting

With respect to settlement of a transaction that is not posted to the Account on the contractual settlement date as referred to in Section 2.5, Bank will post the transaction on the date on which the cash or Financial Assets received as consideration for the transaction is actually received and cleared by Bank.

2.7	Income Collection (AutoCreditÂ)
(a)	Bank will monitor information publicly available in the applicable market about forthcoming income payments on the Financial Assets, and will promptly notify the Customer of such information.
(b)

Bank will credit the Cash Account with income proceeds on Financial Assets on the anticipated payment date, net of any taxes that are withheld by Bank or any third party (“AutoCredit”) in those markets where Bank customarily provides an AutoCredit service. Upon request, Bank shall provide the Customer with a list of AutoCredit eligible markets. Bank may add markets to or remove markets from the list of AutoCredit markets upon notice to the Customer that is reasonable in the circumstances. Bank may reverse AutoCredit credits upon oral or written notification to the Customer if Bank reasonably believes that the corresponding payment will not be received by Bank within a reasonable period or the credit was incorrect. Bank shall provide Customer’s investment manager with all documentation related to any such reversal of credits promptly upon request.

(c)

In markets where Bank does not provide an AutoCredit service, income on Financial Assets (net of any taxes withheld by Bank or any third party) will be promptly credited only after actual receipt and reconciliation.

(d)

Bank will use reasonable efforts to promptly contact appropriate parties to collect unpaid interest, dividends or redemption proceeds and will provide Customer’s investment manager all documentation in Bank’s possession related to any such late payment.

2.8	Miscellaneous Administrative Duties
(a)	Until Bank receives Instructions to the contrary, Bank will:
(i)

promptly present to the issuer or its agent(s) all Financial Assets for which Bank has received notice of a call for mandatory redemption or that have otherwise matured or become payable, and all income and interest coupons and other income items that call for payment upon presentation;

(ii)

endorse or otherwise execute in the name of Customer such instruments or certificates as may be required to obtain payment in respect of Financial Assets (including) for all federal, state and foreign tax purposes in connection with receipt income or other payments in respect of Financial Assets or the transfer of Financial Assets; and

(iii)	endorse or otherwise execute (as necessary) and exchange interim or temporary instruments or other documents of title held in the Securities Account for definitive documents of title.
(b)

In the event that, as a result of holding of Financial Assets in an omnibus account, Customer receives fractional interests in Financial Assets arising out of a Corporate Action or class action litigation, Bank will credit Customer with the amount of cash it would have received had the Financial Assets not been held in an omnibus account, and Customer shall relinquish to Bank its interest in such fractional interests.

(c)

If some, but not all, of an outstanding class of Financial Assets is called for mandatory redemption, Bank may allot the amount redeemed among the respective beneficial holders of such a class of Financial Assets on a pro rata basis or in a similar manner Bank deems fair and equitable.

2.9	Corporate Actions
(a)

Bank will act in accordance with local market practice for to obtain information concerning Corporate Actions that is publicly available in the local market. Bank also will review information obtained from sources to which it subscribes for information concerning such Corporate Actions. Bank will promptly provide that information (or summaries that accurately reflect the material points concerning the applicable Corporate Action) to Customer or its Authorized Person.

(b)

If Instructions are required in connection with the Corporate Action, Bank will act in accordance with the Customer’s Instructions in relation to such Corporate Actions. If the Customer fails to provide Bank with timely Instructions with respect to any Corporate Action, neither Bank nor its Subcustodians or their respective nominees will take any action in relation to that Corporate Action, except as otherwise agreed in writing by Bank and the Customer or as may be set forth by Bank as a default action in the notification it provides under Section 2.9(a) with respect to that Corporate Action.

2.10	Class Action Litigation

Any notices received by Bank’s corporate actions department about settled securities class action litigation that requires action by affected owners of the underlying Financial Assets will be promptly notified to Customer if Bank, using reasonable care and diligence in the circumstances, identifies that Customer was a shareholder and held the relevant Financial Assets in custody with Bank at the relevant time.

2.11	Proxies
(a)

Bank will monitor information (including, but not limited to, form of proxies and all notices of meetings) distributed to holders of Financial Assets about upcoming shareholder meetings, promptly deliver or mail such information to Customer and, subject to Section 2.11(c), act in accordance with the Customer’s Instructions in relation to such meetings, including but not limited to executing and delivering, or causing execution and delivery by its nominee, such proxies or other authorizations that are required ("the Proxy Voting Service").

(b)

The Proxy Voting Service is available only in certain markets, details of which are available from Bank on request. Provision of the Proxy Voting Service is conditional upon receipt by Bank of a duly completed enrolment form as well as additional documentation that may be required for certain markets.

(c)	The Proxy Voting Service does not include physical attendance at shareholder meetings. Requests for physical attendance at shareholder meetings can be made but they will be evaluated and agreed to by Bank on a case by case basis.

(d)	Customer acknowledges that the provision of the Proxy Voting Service may be precluded or restricted under a variety of circumstances. These circumstances include, but are not limited to:
(i)	the Financial Assets being on loan or out for

registration (Bank will however, notify Customer of such proxy voting events with respect to Financial Assets that are out on loan)

(ii)	the pendency of conversion or another corporate action;

(iii)	the Financial Assets being held in a margin or collateral account at Bank or another bank or broker, or otherwise in a manner which affects voting;
(iv)	local market regulations or practices, or restrictions by the issuer; and
(v)

Bank being required to vote all shares held for a particular issue for all of Bank’s customers on a net basis (i.e. a net yes or no vote based on voting instructions received from all its customers). Where this is the case, Bank will inform Customer by means of the Notification in writing.

2.12	Statements of Account
(a)

Bank will provide Customer with a statement of account for each Account, identifying cash and Financial Assets held in the Account and any transfers to and from the Account. If agreed by the parties, statements of account will be accessed by the Customer on-line. Otherwise, statements will be sent to Customer at times to be mutually agreed by the parties. Customer will review its statement of account and give Bank written notice of any suspected error or omission within a reasonable time of the date of the relevant suspected error or omission. Following termination of this Agreement or upon reasonable request by Customer, Bank will use commercially reasonable efforts to provide Customer with copies of records pertaining to portfolio holdings in a format mutually agreed upon by Customer and Bank.

(b)

Customer acknowledges that information available to it on-line with respect to transactions posted after the close of the prior business day may not be accurate due to mis-postings, delays in updating Account records, and other causes. Bank will not be liable for any loss or damage arising out of the inaccuracy of any such information accessed on-line. However, prior day information available to Customer on-line will be in accordance with the standard of care in Section 7.1(a).

(c) Bank shall maintain complete and accurate records with respect to securities and other assets held for the account of Customer as required by the rules and regulations of the SEC applicable to investment companies registered under the Investment Company Act of 1940, as amended (the "1940 Act"), including but not limited to: (a) journals or other records of original entry containing a detailed and itemized daily record of all receipts and deliveries of securities (including certificate and transaction identification numbers, if any), and all receipts and disbursements of cash; (b) ledgers or other records reflecting (i) securities in physical possession, (ii) securities in transfer, (iii) securities borrowed, loaned or collateralizing obligations of Customer, (iv) monies borrowed and monies loaned (together with a record of the collateral therefor and substitutions of collateral), and (v) dividends and interest received; and (c) cancelled checks and bank records related thereto. Bank shall keep such other books and records of Customer as Customer shall reasonably request. All such books and records maintained by Bank shall be maintained in its customary form, or as may be mutually agreed by the Customer and the Bank and in compliance with the rules and regulations of the SEC (including, but not limited to, books and records required to be maintained under Section 31(a) of the 1940 Act and the rules and regulations from time to time adopted thereunder), and any other applicable Federal, State and foreign tax laws and administrative regulations. All such records will be the property of of the Bank; however, Bank will make copies of such records upon Customer’s reasonable request, subject to Bank’s fees as described in Section 2.13(b) below.Notwithstanding anything to the contrary herein, upon reasonable notice, Bank will make any records relating to the services performed hereunder available to the Customer, to the extent required by Rule 31a-3 under the 1940 Act. In the event of termination of this Agreement, appropriate records shall be delivered to the successor custodian.

(d) Bank shall take commercially reasonable actions as mutually agreed with the Customer to assist Customer in obtaining from year to year opinions from Customer's independent certified public accountants with respect to Bank's activities hereunder in connection with Customer’s preparation of any periodic reports to or filings with the SEC and with respect to any other requirements of the SEC.

2.13	Access to Bank's Records
(a)

Bank will allow Customer's auditors and independent public accountants such reasonable access to the records of Bank relating to Financial Assets and Customer’s cash as is required in connection with their examination of books and records pertaining to Customer's affairs. Subject to restrictions under the relevant local law, Bank also will obtain an undertaking to permit Customer’s auditors and independent public accountants, reasonable access to the records of any Subcustodian of Financial Assets held in the Securities Account as may be required in connection with such examination. This Section 2.13 will not alleviate Bank from any of its obligations as the Customer’s Foreign Custody Manager (as defined in Section 2.18 of the Investment Company Rider to this Agreement attached hereto and incorporated by reference) under Rule 17f-5 under the 1940 Act and otherwise as set out in the Mutual Fund Rider to the Global Custody Agreement.

(b)

Bank will, upon reasonable written notice, allow Customer reasonable access during normal working hours to the records of Bank relating to the Accounts. Bank may impose reasonable restrictions on the number of individuals allowed access, the frequency and length of such access, and the scope of the records made available. The Customer shall reimburse Bank for the cost of copying, collating and researching archived information at Bank’s regular hourly rate.

The books and records pertaining to Customer which are in possession of Bank shall be the property of Bank. Bank shall provide any and all such records to the Customer upon request and, if requested by Customer, shall return such books and records to the Customer or its designees promptly upon termination of this Agreement. However, Bank shall be entitled to retain copies of such books and records as required by Applicable Law governing Bank. Bank shall keep all books and records customarily maintained and legally required to be maintained by the custodian of a registered investment company, and such books and records shall be prepared and maintained in the manner and for the periods required by the 1940 Act and rules thereunder (with particular attention to Section 31 thereof and Rules 31a-1, 31a-2 and 31a-3 thereunder to the extent applicable to the services provided by Bank under this Agreement).

From time to time as requested by Customer, Bank shall provide to Customer its standard representation letters, with respect to Form N-Qs, Form N-CSRs, compliance policies and procedures under Rule 38a-1 under the 1940 Act, and such other matters that may be reasonably requested by Customer or Customer’s Chief Compliance Officer from time to time and as agreed by the parties. Bank agrees to provide Customer with reasonable access to Bank’s compliance personnel, including on-site visits by Customer, upon reasonable written notice and during normal working hours, for Customer to operate its compliance program.

(c)

At the reasonable request of Customer, Bank shall deliver to Customer a Custody SAS 70 prepared by Bank's independent certified public accountants with respect to the services provided by Bank under this Agreement.

2.14	Maintenance of Financial Assets at Subcustodian Locations

Unless Instructions require another location acceptable to Bank, Financial Assets will be held in the country or jurisdiction in which their principal trading market is located, where such Financial Assets may be presented for payment, where such Financial Assets were acquired, or where such Financial Assets are held. Bank reserves the right to refuse to accept delivery of Financial Assets or cash in countries and jurisdictions other than those referred to in Schedule 1 to this Agreement, as in effect from time to time.

2.15	Tax Relief Services
Bank will provide tax relief services as provided in Section 8.2.
2.16	Foreign Exchange Transactions

To facilitate the administration of Customer's trading and investment activity, Bank may, but will not be obliged to, enter into spot or forward foreign exchange contracts with Customer, or an Authorized Person, and may also provide foreign exchange contracts and facilities through its Affiliates or Subcustodians. Instructions, including standing Instructions, may be issued with respect to such contracts, but Bank may establish rules or limitations concerning any foreign exchange facility made available

2.17	Notifications

If Customer has agreed to access information concerning the Accounts through Bank’s website, Bank may make any notifications required under this Agreement by posting it on the website.

3.	INSTRUCTIONS
3.1	Acting on Instructions; Method of Instruction and Unclear Instructions
(a)

Customer authorizes Bank to accept and act upon any Instructions received by it without inquiry. Customer will indemnify Bank Indemnitees against, and hold each of them harmless from, any Liabilities that may be imposed on, incurred by, or asserted against Bank Indemnitees as a result of any action or omission taken in by the Bank in good faith in accordance with any Instruction, provided that and to the extent that the Bank Indemnitees have not acted with negligence, or engaged in fraud or willful misconduct with respect to such Instruction.

(b)	Customer will where reasonably practicable use automated and electronic methods of sending Instructions.
(c)

Bank shall promptly notify an Authorized Person if Bank determines that an Instruction does not contain all information reasonably necessary for Bank to carry out the Instruction. Bank will not be liable for any loss arising from any reasonable delay in carrying out any such Instruction pending receipt of such missing information, clarification or confirmation provided that such clarification or confirmation is sought in good faith and promptly upon receipt of the relevant Instruction, provided that and to the extent that the Bank Indemnitees have not otherwise acted with negligence, or engaged in fraud or willful misconduct with respect to such Instruction.

3.2	Verification and Security Procedures
(a)

Bank and Customer shall from time to time agree upon security procedures to be followed by Customer upon the issuance of an instruction and/or by Bank upon the receipt of an instruction, so as to enable Bank to verify that such instruction is authorized (“Security Procedures”). A Security Procedure may, without limitation, involve the use of algorithms, codes, passwords, encryption and telephone call backs. The Customer acknowledges that Security Procedures are designed to verify the authenticity of, and not detect errors in, instructions. For the avoidance of doubt, the parties agree that a SWIFT message issued in the name of the Customer through any third party utility agreed upon by the parties as being a method for providing Instructions and authenticated in accordance with that utility’s customary procedures, shall be deemed to be an authorised Instruction.

(b)	Bank and Customer shall ensure that any codes, passwords or similar devices are reasonably safeguarded.
(c)	Either party may record any of their telephone communications.
3.3	Instructions; Contrary to Law/Market Practice

Bank need not act upon Instructions which it reasonably believes to be contrary to law, regulation or market practice, but Bank will be under no duty to investigate whether any Instructions comply with Applicable Law or market practice. Bank shall notify Customer within a reasonable timeframe of any Instructions it has determined not to act upon pursuant to this Section 3.3.

3.4	Cut-Off Times

Bank has established cut-off times for receipt of Instructions, which will be made available to Customer. If Bank receives an Instruction after its established cut-off time, Bank will attempt to act upon the Instruction on the day requested if Bank deems it practicable to do so or otherwise as soon as practicable after that day.

3.5	Electronic Access

Access by Customer to certain applications or products of Bank via Bank’s web site or otherwise shall be governed by this Agreement and the terms and conditions set forth in Schedule 5.

4.	FEES, EXPENSES AND OTHER AMOUNTS OWING TO BANK
4.1	Fees and Expenses

Customer will pay Bank for its services under this Agreement such fees as may be agreed upon in writing from time to time, together with Bank's reasonable out-of-pocket or incidental expenses, directly related to the performance of its obligations under this Agreement including, but not limited to, legal fees and tax or related fees incidental to processing charged directly or indirectly by governmental authorities, issuers, or their agents but excluding salaries and usual overhead expenses. The Bank will invoice the Customer for amounts owing to it and such amounts will be payable within thirty (30) days of the receipt by the Customer of the invoice. The Bank will be entitled to deduct amounts owing to it from the Cash Account if the Customer has not objected to the invoice within thirty (30) days of the date of the invoice (or such other period as the parties may agree in writing). If the Customer disputes an invoice it shall nevertheless pay, or allow the Bank to deduct, such portion of the invoice that is not subject to a bona fide dispute. Without prejudice to Bank’s other rights, the Bank reserves the right to charge interest on overdue amounts from the due date until actual payment at such rate as the Bank may reasonably determine.

4.2	Overdrafts

If a debit, pursuant to Instructions, to any currency in the Cash Account results in a debit balance, then Bank may, in its discretion, (i) advance an amount equal to the overdraft, (ii) or refuse to settle in whole or in part the transaction causing such debit balance, or (iii) if any such transaction is posted to the Securities Account, reverse any such posting. If Bank elects to make such an advance, the advance will be deemed a loan to Customer, payable on demand, bearing interest at a rate agreed as upon separately in writing between Customer and Bank from time to time, for such overdrafts, from the date of such advance to the date of payment (both after as well as before judgment) and otherwise on the terms on which Bank makes similar overdrafts available to Institutional Clients from time to time. No prior action or course of dealing on Bank’s part with respect to the settlement of transactions on Customer’s behalf will be asserted by Customer against Bank for Bank’s refusal to make advances to the Cash Account or to settle any transaction for which Customer does not have sufficient available funds in the applicable currency in the Account. Bank shall promptly notify

Customer in writing of any overdraft and any pending reversal of any advance via SWIFT, JPMorgan Access, or electronic mail.

4.3	Bank’s Right Over Securities
(a)

Without prejudice to Bank’s rights under Applicable Law, until satisfaction of all Liabilities outstanding from time to time (whether actual or contingent) of Customer under or in connection with this Agreement, Bank shall have, and Customer shall grant to Bank a security interest in and a lien on the Financial Assets held in the Securities Account and Bank may withhold delivery of such Financial Assets, sell or otherwise realize any of such Financial Assets and to apply the proceeds and any other monies credited to the Cash Account in satisfaction of such Liabilities, in each case provided the Bank makes a good faith effort to provide Customer with as much prior notice with respect to such action as is practicable under the circumstances For this purpose, Bank may make such currency conversions as may be necessary at its then current rates for the sale and purchase of relevant currencies. n

(b)

Without prejudice to Bank’s rights under Applicable Law, Bank may set off against any amount owing by Customer under this Agreement any amount in any currency standing to the credit of any of Customer’s accounts (whether deposit or otherwise) with any Bank branch or office or with any Affiliate of Bank, provided that Bank makes a good faith effort to provide Customer with as much prior notice with respect to such action as is practicable under the circumstances. For this purpose, Bank shall be entitled to accelerate the maturity of any fixed term deposits and to effect such currency conversions as may be necessary at its current rates for the sale and purchase of the relevant currencies.

The Bank’s fees for its services under this Agreement (and not including any custody out-of-pocket expenses or advances, including but not limited to: reregistration fees, script fees, ad valorem taxes, securities settlements, stamp duties, Crest fines, ADR/GDR receipt agent pass through charges, and market opening fees,, that have been paid by or incurred by the Bank, at Customer’s request or on Customer’s behalf) shall be excluded from the provisions of Sections 4.3(a) and 4.3(b)

5.	SUBCUSTODIANS, SECURITIES DEPOSITORIES, AND OTHER AGENTS
5.1	Appointment of Subcustodians; Use of Securities Depositories
(a)

Bank is authorized under this Agreement to act through and hold Customer's Financial Assets with Subcustodians. Bank will act in good faith and use reasonable care in the selection, monitoring and continued appointment of such Subcustodians. In addition, Bank and each

Subcustodian may deposit Securities with, and hold Securities in any Securities Depository on such terms as such Securities Depository customarily operates and Customer will provide Bank with such documentation or acknowledgements that Bank may require to hold the Financial Assets in such Securities Depository.

(b)

Any agreement Bank enters into with a Subcustodian for holding Bank’s customers' assets will provide that such assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment for their safe custody or administration, or, in the case of cash deposits, except for liens or rights in favor of creditors of the Subcustodian arising under bankruptcy, insolvency or similar law. and that the beneficial ownership thereof will be freely transferable without the payment of money or value other than for safe custody or administration. Bank shall be responsible for all claims for payment of fees for safe custody or administration so that no Subcustodian exercises any claim for such payment against Customer’s assets. Where a Subcustodian deposits Securities with a Securities Depository, Bank will cause the Subcustodian to identify on its records as belonging to Bank, as agent, the Securities shown on the Subcustodian’s account at such Securities Depository. This Section 5.1(b) will not apply to the extent of any special agreement or arrangement made by Customer with any particular Subcustodian.

(c)

Bank is not responsible for the selection or monitoring of any Securities Depository and will not be liable for any act or omission by (or the insolvency of) any Securities Depository. The Bank will comply with the applicable provisions of Rule 17f-4 of the Investment Company Act of 1940 with respect to such Securities Depository. In the event the Customer incurs a loss due to the negligence, wilful default, or insolvency of a Securities Depository, Bank will make reasonable efforts, in its discretion, to seek recovery from the Securities Depository, but Bank will not be obligated to institute legal proceedings, file proof of claim in any insolvency proceeding, or take any similar action. Upon the receipt of an Instruction, Bank shall terminate the use of such Securities Depository on behalf of Customer as promptly as possible.

5.2	Liability for Subcustodians
(a)	Subject to Section 7.1(b), Bank will be liable for direct losses incurred by Customer that result from:

(i)

the failure by a Subcustodian to use reasonable care in the provision of custodial services by it in accordance with the standards prevailing in the relevant market or from the fraud or willful misconduct of such Subcustodian in the provision of custodial services by it; or

(ii)	the insolvency of any Affiliated Subcustodian.
(b)

Subject to Section 5.1(a) and Bank’s duty to use reasonable care in the monitoring of a Subcustodian’s financial condition as reflected in its published financial statements and other publicly available financial information concerning it customarily reviewed by Bank in its oversight process, Bank will not be responsible for the insolvency of any Subcustodian which is not a branch or an Affiliated Subcustodian.

(c)

Subject to compliance with Rule 17f-5, Bank reserves the right to add, replace or remove Subcustodians. Bank will give prompt notice of any such action, which will be advance notice if practicable. Upon request by Customer, Bank will identify the name, address and principal place of business of any Subcustodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such Subcustodian.

6.	ADDITIONAL PROVISIONS RELATING TO CUSTOMER
6.1	Representations of Customer and Bank
(a)

The Customer represents and warrants that (i) it has full authority and power, and has obtained all necessary authorizations and consents, to deposit and control the Financial Assets and cash in the Accounts, to use Bank as its custodian in accordance with the terms of this Agreement, and to borrow money (both any short term or intraday borrowings in order to settle transactions prior to receipt of covering funds), grant a lien over Financial Assets as contemplated by Section 4.3, and enter into foreign exchange transactions; (ii) assuming execution and delivery of this Agreement by Bank, this Agreement is Customer’s legal, valid and binding obligation, enforceable in accordance with its terms and it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) it has not relied on any oral or written representation made by Bank or any person on its behalf, and acknowledges that this Agreement sets out to the fullest extent the duties of Bank; (iv) it is a resident of the United States and shall notify Bank of any changes in residency. and (v) the Financial Assets and cash deposited in the Accounts are not subject to any encumbrance or security interest whatsoever and Customer undertakes that, so long as Liabilities are outstanding, it will not create or permit to subsist any encumbrance or security interest over such Financial Assets or cash, except in the case of (i) assets that Customer has asked Bank to pledge to support US exchange-traded derivatives transactions or collateral for short transactions conducted with a prime broker (which will be covered by a separate agreement)and (ii) assets that may support credit lines obtained by the Customer.

Bank may rely upon the certification of such other facts as may be required to administer Bank's obligations under this Agreement and Customer shall indemnify Bank against all losses, liability, claims or demands arising directly or indirectly from any such certifications. provided that and to the extent that the Bank Indemnitees have not otherwise acted with negligence, or engaged in fraud or willful misconduct with respect to such certifications.

(b)

Bank represents and warrants that (i) assuming execution and delivery of this Agreement by Customer, this Agreement is Bank’s legal, valid and binding obligation, enforceable in accordance with its terms (ii) it has full power and authority to enter into and has taken all necessary corporate action to authorize the execution of this Agreement (iii) any and all information provided to Customer in connection with the Customer’s evaluation of Bank’s experience and capabilities as custodian was, at the time it was provided, reasonably believed to be true, correct and complete in all material respects; and (iv) it has established and maintains and enforces written policies and procedures reasonably designed to prevent material and intentional violations of Applicable Law relating to Bank’s duties as custodian (including, but not limited to federal securities laws prohibiting the unlawful use and disclosure of material, non-public information regarding an issuer (such as Customer) or a security (such as Customer’s shares) by Bank as custodian.

.

6.2	Customer is Liable to Bank Even if it is Acting for Another Person

If Customer is acting as an agent or for another person as envisaged in Section 2.1(a) in respect of any transaction, cash, or Financial Asset, Bank nevertheless will treat Customer as its principal for all purposes under this Agreement. In this regard, Customer will be liable to Bank as a principal in respect of any transactions relating to the Account. The foregoing will not affect any rights Bank might have against Customer's principal or the other person envisaged by Section 2.1(a).

7.	WHEN BANK IS LIABLE TO CUSTOMER
7.1	Standard of Care; Liability
(a)

Bank will use reasonable care in accordance with prevailing industry standards applicable to custodians for open-end management investment companies registered under the 1940 Act in performing its obligations under this Agreement. Bank will not be in violation of this Agreement with respect to any matter as to which it has satisfied its obligation of reasonable care.

(b)

Bank will be liable for the Customer’s direct losses, damages and expenses to the extent they result from Bank’s negligence, fraud or willful misconduct in performing its duties as set out in this Agreement and to the extent provided in Section 5.2(a). Nevertheless, under no circumstances will Bank be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance under this Agreement, or Bank’s role as custodian.

(c)

The Customer will indemnify Bank Indemnitees against, and hold them harmless from, any Liabilities that may be imposed on, incurred by or asserted against any of Bank Indemnitees in connection with or arising out of (i) Bank’s performance under this Agreement which for the avoidance of doubt, includes Bank’s Liabilities to a Subcustodian arising out of or in connection with Bank’s performance under this Agreement; provided Bank Indemnitees and the applicable Subcustodian (if any) have not acted with negligence or engaged in fraud or willful misconduct or violated Applicable Law (in connection with the Liabilities in question or (ii) any Bank Indemnitee’s or Subcustodian’s status as a holder of record of Customer’s Financial Assets. Nevertheless, Customer will not be obligated to indemnify any Bank Indemnitee under the preceding sentence with respect to any Liability for which Bank is liable under Section 5.2 of this Agreement. Bank shall use commercially reasonable endeavors to mitigate any Liability for which indemnity is sought hereunder.

Except for its indemnification obligations in Section 7.1 (c ),Customer will not be liable for any indirect, incidental, consequential or special damages (including, without limitation, lost profits) of any form incurred by any person or entity, whether or not foreseeable and regardless of the type of action in which such a claim may be brought, with respect to the Accounts, Bank’s performance under this Agreement, or Bank’s role as custodian.

(d)	Customer shall not be liable for indemnification under Section 7.1(c) unless the person seeking indemnification shall have notified Customer in writing (i) within such time after the assertion of any claim that is sufficient for such person, in its sole discretion, to determine that it will seek indemnification from Customer in respect of such claim or (ii) promptly after the commencement of any litigation brought against such person, in respect of which indemnity may be sought. With respect to claims in such litigation or proceedings for which indemnity by Customer may be sought and subject to Applicable Law and the ruling of any court of competent jurisdiction, Customer shall be entitled to participate in any such litigation. A person seeking indemnification hereunder shall not consent to the entry of any judgment or enter into any settlement of any such litigation or proceeding without providing Customer with adequate notice of any such settlement or judgment and without Customer's prior written consent, which consent shall not be unreasonably withheld or delayed. All persons seeking indemnification hereunder shall submit written evidence to Customer with respect to any cost or expense for which they are seeking indemnification in such form and detail as Customer may reasonably request.

(e)

Customer agrees that Bank provides no service in relation to, and therefore has no duty or responsibility to: (i) question Instructions or make any suggestions to Customer or an Authorized Person regarding such Instructions; (ii) supervise or make recommendations with respect to investments or the retention of Financial Assets; (iii) advise Customer or an Authorized Person regarding any default in the payment of principal or income of any security other than as provided in Section 2.7 (b) of this Agreement;(iv) evaluate or report to Customer or an Authorized Person regarding the financial condition of any broker, agent or other party to which Bank is instructed to deliver Financial Assets or cash.

(f)

It is agreed that Bank shall not seek satisfaction of any obligation of the Customer directly from the shareholders or any shareholder of the Customer or from any other series of the Customer, or from any trustee, officer, employee or agent of the Customer (or any series thereof). Bank understands and agrees that the rights and obligations of a series are separate and distinct from those of any and all other series of the Customer.

7.2	Force Majeure
(a)

Bank will maintain and update from time to time business continuation and disaster recovery procedures with respect to its global custody business that it determines from time to time meet reasonable commercial standards. Bank will have no liability, however, for any damage, loss, expense or liability of any nature that Customer may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery, malfunction of equipment or software (except where such malfunction is primarily attributable to Bank’s negligence in selecting or maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities (in the absence of Bank’s negligence), or any cause beyond the reasonable control of Bank (including without limitation, the non-availability of appropriate foreign exchange).

Customer will have no liability for any damage, loss, expense or liability of any nature that Bank may suffer or incur, caused by an act of God, fire, flood, civil or labor disturbance, war, terrorism, act of any governmental authority, or other act or threat of any authority (de jure or de facto), legal constraint, fraud or forgery of a third party in the absence of Customer’s negligence, malfunction of equipment or software (except where such malfunction is primarily attributable to Customer’s negligence in maintaining the equipment or software), failure of or the effect of rules or operations of any external funds transfer system, inability to obtain or interruption of external communications facilities (in the absence of Customer’s negligence) or any cause beyond the reasonable control of Customer (including without limitation, the non-availability of appropriate foreign exchange.)

(b)

Upon the occurrence of any event which causes or may cause any losses, damages or expenses to Customer Bank shall, use commercially reasonable efforts under the circumstances to mitigate the effects of such event and to avoid continuing harm to Customer and will request that its Subcustodians do the same.

7.3	Bank May Consult With Counsel

Bank will be entitled to rely on, and may act upon the advice of professional advisers in relation to matters of law, regulation or market practice (which may be the professional advisers of Customer), and shall not deemed to have been negligent with respect to any action taken or omitted pursuant to such advice, provided that Bank exercised reasonable care in the selection of such counsel.

7.4	Bank Provides Diverse Financial Services and May Generate Profits as a Result

Customer acknowledges and hereby authorizes Bank to act under this Agreement, notwithstanding that Bank or its affiliates may have a material interest in transactions entered into by Customer with respect to Customer's accounts or that circumstances are such that Bank may have a potential conflict of duty or interest. For example, Bank or its affiliates may act as a market maker in the financial assets to which Instructions relate, provide brokerage services to other customers, act as financial adviser to the issuer of such financial assets, act in the same transaction as agent for more than one customer, have a material interest in the issue of the financial assets; or earn profits from any of these activities. Customer further acknowledges that Bank or its affiliates may be in possession of information tending to show that the Instructions received may not be in the best interests of Customer but that Bank is not under any duty to disclose any such information.

7.5	Assets Held Outside Bank’s Control

Bank will not be obliged to hold Securities or cash with any person not agreed to by Bank. Furthermore, Bank will not be obliged to register or record Securities in the name of any person not agreed to by Bank. If, however, the Customer makes such a request and Bank agrees to the request, the consequences of doing so will be at the Customer’s own risk. Bank will not be liable for any losses incurred as a result and may be precluded from providing some of the services referred to in this Agreement (for example, and without limitation, income collection, proxy voting, class action litigation and Corporate Action notification and processing).

7.6	Ancillary services

Bank and its Subcustodians may use third parties to provide ancillary services (i.e. services that do not form part of the custody services contained in Article 2 and which include without limitation courier or pricing services). Whilst Bank will use reasonable care (and procure that its Subcustodians use reasonable care) in the selection and retention of such third parties, it will not be responsible for any errors or omissions made by such third party in providing the relevant services.

8.	TAXATION
8.1	Tax Obligations
(a)

Customer confirms that Bank is authorized to deduct from any cash received or credited to the Cash Account any taxes or levies required by any revenue or governmental authority for whatever reason in respect of Customer's Accounts.

(b)

Customer will provide to Bank such certifications, documentation, and information as it may reasonably require in connection with taxation, and warrants that, when given, this information is true and correct in all material respect, not misleading, in any way and contains all material information. Customer undertakes to notify Bank immediately if any information requires updating or correcting. Bank provides no service of controlling or monitoring, and therefore has no duty in respect of, or liability for any taxes, penalties, interest or additions to tax, payable or paid that result from (i) the inaccurate completion of documents by

Customer or any third party; (ii) provision to Bank or a third party of inaccurate or misleading information by Customer or third party; (iii) the withholding of material information by Customer or any third party; or (iv) as a result of any delay by any revenue authority or any other cause beyond Bank’s reasonable control.

(c)

If Bank does not receive appropriate certifications, documentation and information then, as and when appropriate and required, additional tax shall be deducted from all income received in respect of the Financial Assets issued (including, but not limited to, United States non-resident alien tax and/or backup withholding tax.

(d)

Customer will be responsible in all events for the timely payment of all taxes relating to the Financial Assets in the Securities Account provided, however, that Bank will be responsible for any penalty or additions to tax due solely as a result of Bank’s wilful misconduct, negligent acts or omissions with respect to paying or withholding tax or reporting interest, dividend or other income paid or credited to the Cash Account.

8.2	Tax Relief Services
(a)

Subject to the provisions of this Section, Bank will apply for a reduction of withholding tax and any refund of any tax paid or tax credits in respect of income payments on Financial Assets credited to the Securities Account that Bank believes may be available. To defray expenses pertaining to nominal tax claims, Bank may from time-to-time set minimum thresholds as to a de minimus value of tax reclaims or reduction of withholding which it will pursue in respect of income payments under this Section.

(b)

The provision of a tax relief service by Bank is conditional upon Bank receiving from Customer (i) a declaration of its identity and place of residence and (ii) certain other documentation (pro forma copies of which are available from Bank), prior to the receipt of Financial Assets in the Account or the payment of income.

(c)

Bank will perform tax relief services only with respect to taxation levied by the revenue authorities of the countries advised to Customer from time to time and Bank may, by notification in writing, in its absolute discretion, supplement or amend the countries in which the tax relief services are offered. Other than as expressly provided in this Section 8.2 Bank will have no responsibility with regard to Customer’s tax position or status in any jurisdiction.

9.	TERMINATION
9.1	Termination
(a)

The initial term of this Agreement shall be for a period of three years following the date on which Bank commenced providing services under the Agreement. Following the initial term, Customer may terminate this Agreement on sixty (60) days' written notice to Bank. Bank may terminate this Agreement on [one hundred and eighty (180)] days’ written notice to the Customer.

(b)	Notwithstanding Section 9.1(a):
(i)

Either party may terminate this Agreement immediately on written notice to the other party in the event that a material breach of this Agreement by the other party has not been cured within thirty (30) days’ of that party being given written notice of the material breach;

(ii)

Either party may terminate this Agreement immediately on written notice to the other party upon the other party being declared bankrupt, entering into a composition with creditors, obtaining a suspension of payment, being put under court controlled management, upon a dissolution or being the subject of a similar measure;

(iii)

Bank may terminate this Agreement on sixty (60) days’ written notice to Customer in the event that Bank reasonably determines that Customer has ceased to satisfy Bank’s customary credit requirements; and

(iv)

Customer may terminate this Agreement at any time on sixty (60) days’ written notice to Bank upon payment of a termination fee. The termination fee will be an amount equal to six (6) times the average monthly fees paid during the six month period prior to Customer’s notice of termination, or since the date Bank commenced providing services under this Agreement if that period is less than six months.

9.2	Exit Procedure

Customer will provide Bank full details of the persons to whom Bank must deliver Financial Assets and cash a reasonable period before the effective time of termination of this Agreement. If Customer fails to provide such details in a timely manner, Bank shall be entitled to continue to be paid fees under this Agreement until such time as it is able to deliver the Financial Assets and cash to a successor custodian, but Bank may take such steps as it reasonably determines to be necessary to protect itself following the effective time of termination, including ceasing to provide transaction settlement services in the event that Bank is unwilling to assume any related credit risk. Bank will in any event be entitled to deduct any amounts owing to it prior to delivery of the Financial Assets and cash (and, accordingly, Bank will be entitled to sell Financial Assets and apply the sale proceeds in satisfaction of amounts owing to it). Customer will reimburse Bank promptly for all out-of-pocket expenses it incurs in delivering Financial Assets upon termination. Termination will not affect any of the liabilities either party owes to the other arising under this Agreement prior to such termination.

10.	MISCELLANEOUS
10.1	Notifications

Notices (other than Instructions) under this Agreement will be served by registered mail or hand delivery to the address of the respective parties as set out on the first page of this Agreement, unless notice of a new address is given to the other party in writing. Notice will not be deemed to be given unless it has been received.

10.2	Successors and Assigns

This Agreement will be binding on each of the parties' successors and assigns, but the parties agree that neither party can assign its rights and obligations under this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld.

10.3	Interpretation

Headings are for convenience only and are not intended to affect interpretation. References to Sections are to Sections of this Agreement and references to sub-Sections and paragraphs are to sub-Sections of the Sections and paragraphs of the sub-Sections in which they appear.

10.4	Entire Agreement
(a)	The following Rider(s) are incorporated into this Agreement:
___	Cash Trade Execution;
___	Cash Sweep;
___	Accounting Services;
__X_	Mutual Fund;
___	Compliance Reporting Services; and
___	Performance Measurement Reporting Services.

(b)

This Agreement, including the Schedules, Exhibits, and Riders (and any separate agreement which Bank and Customer may enter into with respect to any Cash Account), sets out the entire Agreement between the parties in connection with the subject matter, and this Agreement supersedes any other agreement, statement, or representation relating to custody, whether oral or written. Amendments must be in writing and signed by both parties.

10.5	Information Concerning Deposits at Bank’s London Branch

Under U.S. federal law, deposit accounts that Customer maintains in Bank’s foreign branches (outside of the U.S.) are not insured by the Federal Deposit Insurance Corporation. In the event of Bank’s liquidation, foreign branch deposits have a lesser preference than U.S. deposits, and such foreign deposits are subject to cross-border risks. However, the Financial Services Compensation Scheme (the "FSCS") was created under the Financial Services and Markets Act 2000. The terms of the FSCS offer protection in connection with deposits and investments in the event of the persons to whom Bank’s London Branch provides services suffering a financial loss as a direct consequence of Bank’s London Branch being unable to meet any of its liabilities, and subject to the FSCS rules regarding eligible claimants and eligible claims, the Customer may have a right to claim compensation from the FSCS. Subject to the terms of the FSCS, the limit on the maximum compensation sum payable by the FSCS in relation to investment business is £48,000 and in relation to deposits is £31,700. A detailed description of the FSCS (including information on how to make a claim, eligibility criteria and the procedures involved) is available from the FSCS who can be contacted at 7th Floor, Lloyds Chambers, Portsoken Street, London, E1 8BN.

10.6	Insurance

The Customer acknowledges that Bank will not be required to maintain any insurance coverage specifically for the benefit of the Customer. Bank will, however, provide details of its own general insurance coverage to the Customer on request.

10.7	Security Holding Disclosure

With respect to Securities and Exchange Commission Rule 14b-2 under The U.S Shareholder Communications Act, regarding disclosure of beneficial owners to issuers of Securities, Bank is instructed not to disclose the name, address or Security positions of Customer in response to shareholder communications requests regarding the Account.

10.8	USA PATRIOT Act Disclosure

Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA

PATRIOT Act”) requires Bank to implement reasonable procedures to verify the identity of any person that opens a new Account with it. Accordingly, Customer acknowledges that Section 326 of the USA PATRIOT Act and Bank’s identity verification procedures require Bank to obtain information which may be used to confirm Customer's identity including without limitation Customer's name, address and organizational documents (“identifying information”). Customer may also be asked to provide information about its financial status such as its current audited and unaudited financial statements. Customer agrees to provide Bank with and consents to Bank obtaining from third parties any such identifying and financial information required as a condition of opening an account with or using any service provided by Bank.

10.9	Governing Law and Jurisdiction

This Agreement will be construed, regulated, and administered under the laws of the United States or State of New York, as applicable, without regard to New York’s principles regarding conflict of laws, except that the foregoing shall not reduce any statutory right to choose New York law or forum. The United States District Court for the Southern District of New York will have the sole and exclusive jurisdiction over any lawsuit or other judicial proceeding relating to or arising from this Agreement. If that court lacks federal subject matter jurisdiction, the Supreme Court of the State of New York, New York County will have sole and exclusive jurisdiction. Either of these courts will have proper venue for any such lawsuit or judicial proceeding, and the parties waive any objection to venue or their convenience as a forum. The parties agree to submit to the jurisdiction of any of the courts specified and to accept service of process to vest personal jurisdiction over them in any of these courts. The parties further hereby knowingly, voluntarily and intentionally waive, to the fullest extent permitted by applicable law, any right to a trial by jury with respect to any such lawsuit or judicial proceeding arising or relating to this Agreement or the transactions contemplated hereby. To the extent that in any jurisdiction Customer may now or hereafter be entitled to claim, for itself or its assets, immunity from suit, execution, attachment (before or after judgement) or other legal process, Customer shall not claim, and it hereby irrevocably waives, such immunity.

10.10	Severability; Waiver; and Survival
(a)

If one or more provisions of this Agreement are held invalid, illegal or unenforceable in any respect on the basis of any particular circumstances or in any jurisdiction, the validity, legality and enforceability of such provision or provisions under other circumstances or in other jurisdictions and of the remaining provisions will not in any way be affected or impaired.

(b)

Except as otherwise provided herein, no failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise, or the exercise of any other power or right. No waiver by a party of any provision of this Agreement, or waiver of any breach or default, is effective unless it is in writing and signed by the party against whom the waiver is to be enforced.

(c)	The parties’ rights, protections, and remedies under this Agreement shall survive its termination.
10.11	Confidentiality
(a)

Subject to Clause 10.11(b) the Bank will hold all Confidential Information in confidence and will not disclose any Confidential Information except as may be required by Applicable Law, a regulator with jurisdiction over the Bank’s business, or with the consent of the Customer; such obligation shall survive termination of this Agreement; and upon notice of any disclosure, as permitted by Applicable Law. During the term of this Agreement, Bank shall maintain and enforce policies and procedures prohibiting Bank and its employees and agents from engaging in securities transactions based on knowledge of Customer’s portfolio holdings.

(b)	The Customer authorizes the Bank to disclose Confidential Information to:
(i)

any Subcustodian, subcontractor, agent, Securities Depository, securities exchange, broker, third party agent, proxy solicitor, issuer, or any other person that the Bank believes it is reasonably required in connection with the Bank’s provision of relevant services under this Agreement;

(ii)	its professional advisors, auditors or public accountants;
(iii)	its Affiliates, and
(iv)	any revenue authority or any governmental entity in relation to the processing of any tax relief claim.
(c)

Except as otherwise required by Applicable Law or applicable Securities Laws or as needed to enforce the terms of this Agreement, the parties shall hold the terms and conditions of this Agreement in confidence.

10.12	Counterparts

This Agreement may be executed in several counterparts each of which will be deemed to be an original and together will constitute one and the same agreement.

10.13	No Third Party Beneficiaries

A person who is not a party to this Agreement shall have no right to enforce any term of this Agreement.

10.14	Non-Binding on Trustees and Officers

With respect to any Customer that is organized as a Massachusetts business trust
(each a “Trust”), a copy of the Agreement and Declaration of Trust, as amended, of each Trust is on file with the office of Secretary of The Commonwealth of
Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of any Trust individually but are binding only upon the assets and property of each Trust.

THE CUSTOMER	JPMORGAN CHASE BANK, N.A.

By: /s/John Millette	By: /s/Ellen Crane
Name:	John Millette	Name: Ellen Crane
Title: Secretary and Vice President	Title: Executive Director
Date: October 17, 2008	Date: October 17, 2008

SCHEDULE A

List of Funds

DWS Global/International Fund, Inc. - DWS Global Opportunities Fund (effective September 30, 2008)

DWS Variable Series 1 - DWS Global Opportunities VIP (effective September 30, 2008)

DWS International Fund, Inc. - DWS International Fund (effective October 14, 2008)

DWS Variable Series 1 - DWS International VIP (effective October 14, 2008)

SCHEDULE 1

List of Subcustodians and Markets Used by the Bank

AGENT AND CASH NETWORK

COUNTRY	SUB-CUSTODIAN	CASH CORRESPONDENT BANK
ARGENTINA	HSBC Bank Argentina S.A. Florida 201, 7th Floor 1005 Buenos Aires ARGENTINA	HSBC Bank Argentina S.A. Buenos Aires
AUSTRALIA	JPMorgan Chase Bank, N.A.** Level 37 AAP Center 259, George Street Sydney NSW 2000 AUSTRALIA	Australia and New Zealand Banking Group Ltd. Melbourne
AUSTRIA	Bank Austria Creditanstalt AG Julius Tandler Platz - 3 A-1090 Vienna AUSTRIA	J.P. Morgan AG Frankfurt
BAHRAIN	HSBC Bank Middle East Limited 1st Floor, Building No 2505, Road No 2832 Al Seef 428 BAHRAIN	National Bank of Bahrain Manama
BANGLADESH	Standard Chartered Bank 18-20 Motijheel C.A Box 536 Dhaka-1000 BANGLADESH	Standard Chartered Bank Dhaka
BELGIUM	Fortis Bank (Nederland) N.V. Rokin 55 1012KK Amsterdam THE NETHERLANDS	J.P. Morgan AG Frankfurt
BERMUDA	The Bank of Bermuda Limited 6 Front Street Hamilton HMDX BERMUDA	The Bank of Bermuda Limited Hamilton
BOTSWANA	Barclays Bank of Botswana Limited Barclays House, Khama Crescent Gaborone BOTSWANA	Barclays Bank of Botswana Limited Gaborone

BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Avenida Brigadeiro Faria Lima 3064, 2nd Floor Sao Paulo, SP 01451-000 BRAZIL	HSBC Bank Brasil S.A. Banco Multiplo Sao Paulo
BULGARIA	ING Bank N.V. Sofia Branch 12 Emil Bersinski Street Ivan Vazov Region 1408 Sofia BULGARIA	ING Bank N.V. Sofia
CANADA	Canadian Imperial Bank of Commerce Commerce Court West Security Level Toronto, Ontario M5L 1G9 CANADA	Royal Bank of Canada Toronto
	Royal Bank of Canada 200 Bay Street, Suite 1500 15th Floor Royal Bank Plaza, North Tower Toronto Ontario M5J 2J5 CANADA	Royal Bank of Canada Toronto
CHILE	Banco de Chile Av. Andres Bello 2687 5th Floor Las Condes Santiago CHILE	Banco de Chile Santiago
CHINA - SHANGHAI

China B-Shares:

HSBC Bank (China) Company Limited

35/F, HSBC Tower

1000 Lujiazui Ring Road

Pudong

Shanghai 200120

THE PEOPLE'S REPUBLIC OF CHINA

China A-Shares: Please refer to your Client Relationship Team

JPMorgan Chase Bank, N.A. New York (for B-Share Market)
CHINA - SHENZHEN

China B-Shares:

HSBC Bank (China) Company Limited

35/F, HSBC Tower

1000 Lujiazui Ring Road

Pudong

Shanghai 200120

THE PEOPLE'S REPUBLIC OF CHINA

China A-Shares: Please refer to your Client Relationship Team

JPMorgan Chase Bank, N.A. Hong Kong (for B-Share Market)

COLOMBIA	Santander Investment Trust Colombia S.A. Calle 12, No. 7-32, Piso 3 Bogota COLOMBIA	Santander Investment Trust Colombia S.A. Bogota
CROATIA	Privredna banka Zagreb d.d. Savska c.28 10000 Zagreb CROATIA	Zagrebacka Banka d.d. Zagreb
CYPRUS	Marfin Popular Bank Public Company Ltd. 154 Limassol Avenue P.O. Box 22032 CY-1598 Nicosia CYPRUS	Marfin Popular Bank Public Company Ltd. Nicosia
CZECH REPUBLIC	UniCredit Bank Czech Republic a.s. Revolucni 7 110 05 Prague 1 CZECH REPUBLIC	Ceskoslovenska obchodni banka, a.s. Prague
DENMARK	Danske Bank A/S 2-12 Holmens Kanal DK 1092 Copenhagen K DENMARK	Nordea Bank Danmark A/S Copenhagen
EGYPT	Citibank, N.A. 4 Ahmed Pasha Street Garden City Cairo EGYPT	Citibank, N.A. Cairo
ESTONIA	Hansabank Liivalaia 8 EE0001 Tallinn ESTONIA	SEB Eesti Uhispank Tallinn
FINLAND	Skandinaviska Enskilda Banken AB (publ) Unioninkatu 30 FIN-00101 Helsinki FINLAND	J.P. Morgan AG Frankfurt
FRANCE	BNP Paribas Securities Services S.A. Ref 256 BP 141 3, Rue D'Antin 75078 Paris Cedex 02 FRANCE	J.P. Morgan AG Frankfurt

	Societe Generale 50 Boulevard Haussman 75009 Paris FRANCE	J.P. Morgan AG Frankfurt
GERMANY	Deutsche Bank AG Alfred-Herrhausen-Allee 16-24 D-65760 Eschborn GERMANY	J.P. Morgan AG Frankfurt
	J.P. Morgan AG#** Junghofstrasse 14 60311 Frankfurt am Main GERMANY # For local German custody clients only.	J.P. Morgan AG Frankfurt
GHANA	Barclays Bank of Ghana Limited Barclays House, High Street Accra GHANA	Barclays Bank of Ghana Limited Accra
GREECE	HSBC Bank plc Messogion 109-111 11526 Athens GREECE	J.P. Morgan AG Frankfurt
HONG KONG	The Hongkong and Shanghai Banking Corporation Limited 36th Floor, Sun Hung Kai Centre 30 Harbour Road Wan Chai HONG KONG	JPMorgan Chase Bank, N.A. Hong Kong
HUNGARY	Deutsche Bank Zrt. Hold utca 27 H-1054 Budapest HUNGARY	ING Bank Rt. Budapest
ICELAND	Glitnir banki hf. Kirkjusandur 2 155 Reykjavik ICELAND	Glitnir banki hf. Reykjavik
INDIA	The Hongkong and Shanghai Banking Corporation Limited 2nd Floor, ‘Shiv” Plot No 139-140B Western Express Highway Sahar Road Junction Vile Parle-E Worli Mumbai 400 057 INDIA	The Hongkong and Shanghai Banking Corporation Limited Mumbai

	Standard Chartered Bank 23-25 Mahatma Ghandi Road Mumbai 400 001 INDIA	Standard Chartered Bank Mumbai
INDONESIA	Deutsche Bank AG Deutsche Bank Building 80 Jl. Inman Bonjol Jakarta 10310 INDONESIA	Deutsche Bank AG Jakarta
IRELAND	Bank of Ireland New Century House Mayor Street Lower International Financial Services Centre Dublin 1 IRELAND	J.P. Morgan AG Frankfurt
ISRAEL	Bank Leumi le-Israel B.M. 35, Yehuda Halevi Street 61000 Tel Aviv ISRAEL	Bank Leumi le-Israel B.M. Tel Aviv
ITALY	Intesa Sanpaolo S.p.A. 6, Piazza della Scala 20121 Milan ITALY	J.P. Morgan AG Frankfurt
*IVORY COAST*	Société Générale de Banques en Côte d’Ivoire 5 et 7, Avenue J. Anoma - 01 B.P. 1355 Abidjan 01 IVORY COAST	Societe Generale Paris
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
*JAMAICA*	To Be Determined	To Be Determined
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
JAPAN	Mizuho Corporate Bank, Limited 6-7 Nihonbashi-Kabutocho Chuo-Ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo
	The Bank of Tokyo-Mitsubishi UFJ, Limited 3-2 Nihombashi Hongkucho 1-chome Chuo-ku Tokyo 103 JAPAN	JPMorgan Chase Bank, N.A. Tokyo

JORDAN	HSBC Bank Middle East Limited 1st Floor 5th Circle Western Amman JORDAN	HSBC Bank Middle East Limited Western Amman
KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC 43 Dostyk Avenue Almaty 050010 KAZAKHSTAN	SB HSBC Bank Kazakhstan JSC Almaty
KENYA	Barclays Bank of Kenya Limited c/o Barclaytrust Investment Services & Limited Mezzanine 3, Barclays Plaza, Loita Street Nairobi KENYA	Barclays Bank of Kenya Limited Nairobi
KUWAIT	HSBC Bank Middle East Limited G/1/2 Floors Kharafi Tower, Qibla Area Osama Bin Munkez Street Safat 13017 KUWAIT	HSBC Bank Middle East Limited Safat
LATVIA	Hansabanka Balasta dambis 1a Riga, LV-1048 LATVIA	Hansabanka Riga
LEBANON	HSBC Bank Middle East Limited HSBC Main Building Riad El Solh, P.O. Box 11-1380 1107-2080 Beirut LEBANON	JPMorgan Chase Bank, N.A. New York
LITHUANIA	AB SEB Bankas 12 Gedimino pr. LT 2600 Vilnius LITHUANIA	AB SEB Bankas Vilnius
LUXEMBOURG	Fortis Banque Luxembourg S.A. 50 Avenue J.F. Kennedy L-2951 LUXEMBOURG	J.P. Morgan AG Frankfurt
MALAYSIA	HSBC Bank Malaysia Berhad 2 Leboh Ampang 50100 Kuala Lumpur MALAYSIA	HSBC Bank Malaysia Berhad Kuala Lumpur
MALTA	HSBC Bank Malta p.l.c. 233 Republic Street Valletta VLT 05 MALTA	HSBC Bank Malta p.l.c. Valletta

MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited 5/F Les Cascades Building Edith Cavell Street Port Louis MAURITIUS	The Hongkong and Shanghai Banking Corporation Limited Port Louis
MEXICO	Banco Nacional de Mexico, S.A. Act. Roberto Medellin No. 800 3er Piso Norte Colonia Santa Fe 01210 Mexico, D.F. MEXICO	Banco Santander, S.A. Mexico, D.F.
MOROCCO	Societe Generale Marocaine de Banques 55 Boulevard Abdelmoumen Casablanca 20100 MOROCCO	Attijariwafa Bank S.A. Casablanca
NAMIBIA	Standard Bank Namibia Limited Mutual Platz Cnr. Stroebel and Post Streets P.O.Box 3327 Windhoek NAMIBIA	The Standard Bank of South Africa Limited Johannesburg
NETHERLANDS	KAS Bank N.V. Spuistraat 172 1012 VT Amsterdam NETHERLANDS	J.P. Morgan AG Frankfurt
NEW ZEALAND	National Australia Bank Limited National Nominees Limited Level 2 BNZ Tower 125 Queen Street Auckland NEW ZEALAND	Westpac Banking Corporation Wellington
NIGERIA	Stanbic IBTC Bank Plc IBTC Place Walter Carrington Crescent Victoria Island Lagos NIGERIA	The Standard Bank of South Africa Limited Johannesburg
NORWAY	Nordea Bank Norge ASA Essendropsgate 7 PO Box 1166 NO-0107 Oslo NORWAY	Nordea Bank Norge ASA Oslo

OMAN	HSBC Bank Middle East Limited Bait Al Falaj Main Office Ruwi PC 112 OMAN	HSBC Bank Middle East Limited Ruwi
PAKISTAN	Standard Chartered Bank (Pakistan) Limited P.O. Box 4896 Ismail Ibrahim Chundrigar Road Karachi 74000 PAKISTAN	Standard Chartered Bank (Pakistan) Limited Karachi
PANAMA	HSBC Bank (Panama) S.A. Plaza HSBC Building, 9th Floor Aquilino de la Guardia Street and 47th Street Panama City PANAMA	HSBC Bank (Panama) S.A. Panama City
PERU	Citibank del Peru S.A. Camino Real 457 Torre Real - 5th Floor San Isidro, Lima 27 PERU	Banco de Credito del Peru Lima
PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited 12/F, The Enterprise Center, Tower 1 6766 Ayala Avenue Corner Paseo de Roxas Makati City, Manila 1226 PHILIPPINES	The Hongkong and Shanghai Banking Corporation Limited Manila
POLAND	Bank Handlowy w. Warszawie S.A. ul. Senatorska 16 00-923 Warsaw 55 POLAND	BRE Bank S.A. Warsaw
PORTUGAL	Banco Espirito Santo, S.A 7th floor Rua Castilho, 26 1250-069 Lisbon PORTUGAL	J.P. Morgan AG Frankfurt
QATAR	HSBC Bank Middle East Limited 810 Abdulla Bin Jassim Street P. O. Box 57 Doha QATAR	HSBC Bank Middle East Limited Doha
ROMANIA	ING Bank N.V. 13-15 Kiseleff Avenue 011342 Bucharest 1 ROMANIA	ING Bank N.V. Bucharest

*RUSSIA*	J.P. Morgan Bank International** (Limited Liability Company) Building 2/1, 8th floor Paveletskaya Square 113054 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
	ING Bank (Eurasia) ZAO (Closed Joint Stock Company) 36 Krasnoproletarskaya ulitsa 127473 Moscow RUSSIA	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
SAUDI ARABIA	SABB Securities Limited P.O. Box 9084 Riyadh 11413 SAUDI ARABIA	SABB Securities Limited Riyadh
SERBIA	UniCredit Bank Srbija a.d. Rajiceva 27-29 11000 Belgrade SERBIA AND MONTENEGRO	UniCredit Bank Srbija a.d. Belgrade
SINGAPORE	DBS Bank Ltd. 180 Clemenceau Avenue #03-01 Haw Par Centre 239922 SINGAPORE	Oversea-Chinese Banking Corporation Singapore
SLOVAK REPUBLIC	UniCredit Bank Slovakia a.s. Sancova 1/A SK-813 33 Bratislava SLOVAK REPUBLIC	Vseobecna uverova banka, a.s. Bratislava
SLOVENIA	UniCredit Banka Slovenija d.d. Smartinska 140 SI-1000 Ljubljana SLOVENIA	J.P. Morgan AG Frankfurt
SOUTH AFRICA	FirstRand Bank Limited 1 Mezzanine Floor, 3 First Place, Bank City Cnr Simmonds and Jeppe Streets Johannesburg 2001 SOUTH AFRICA	The Standard Bank of South Africa Limited Johannesburg
SOUTH KOREA	Standard Chartered First Bank Korea Limited 100 KongPyung-dong ChongRo-Gu Seoul 110-702 SOUTH KOREA	Standard Chartered First Bank Korea Limited Seoul

SPAIN	Santander Investment, S.A. Ciudad Grupo Santander Avenida de Cantabria, s/n Edificio Ecinar, planta baja Boadilla del Monte 28660 Madrid SPAIN	J.P. Morgan AG Frankfurt
SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited 24 Sir Baron Jayatillaka Mawatha Colombo 1 SRI LANKA	The Hongkong and Shanghai Banking Corporation Limited Colombo
SWEDEN	Skandinaviska Enskilda Banken AB (publ) Sergels Torg 2 SE-106 40 Stockholm SWEDEN	Svenska Handelsbanken Stockholm
SWITZERLAND	UBS AG 45 Bahnhofstrasse 8021 Zurich SWITZERLAND	UBS AG Zurich
TAIWAN	JPMorgan Chase Bank, N.A.** 8th Floor, Cathay Xin Yi Trading Building No. 108, Section 5, Hsin Yi Road Taipei 110 TAIWAN	JPMorgan Chase Bank, N.A. Taipei
THAILAND	Standard Chartered Bank (Thai) Public Company Limited 14th Floor, Zone B Sathorn Nakorn Tower 100 North Sathorn Road Bangrak Bangkok 10500 THAILAND	Standard Chartered Bank (Thai) Public Company Limited Bangkok
TUNISIA	Banque Internationale Arabe de Tunisie, S.A. 70-72 Avenue Habib Bourguiba P.O. Box 520 1080 Tunis Cedex TUNISIA	Banque Internationale Arabe de Tunisie, S.A. Tunis
TURKEY	Citibank A.S. Turkiye Main Branch Buyukdere Cad. No:100 80280 Esentepe Istanbul TURKEY	JPMorgan Chase Bank, N.A. Istanbul

*UKRAINE*	ING Bank Ukraine 30-A Spaska Street 04070 Kiev UKRAINE	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*
UNITED ARAB EMIRATES - DFM	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED ARAB EMIRATES - DIFX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	JPMorgan Chase Bank, N.A. New York A/C JPMorgan Chase Bank London (USD NOSTRO Account)
UNITED ARAB EMIRATES - ADX	HSBC Bank Middle East Limited Level 4, Precinct Building 4, Unit 5 Gate District P.O. Box 506553 Dubai UNITED ARAB EMIRATES	The National Bank of Abu Dhabi Abu Dhabi
UNITED KINGDOM.	JPMorgan Chase Bank, N.A.** 1 Tallis Street London EC4Y 5AJ UNITED KINGDOM	JPMorgan Chase Bank, N.A. London
	Deutsche Bank AG The Depository and Clearing Centre Lower Ground Floor 27 Leadenhall Street London EC3A 1AA UNITED KINGDOM	Varies by currency
UNITED STATES	JPMorgan Chase Bank, N.A.** 4 New York Plaza New York NY 10004 U.S.A.	JPMorgan Chase Bank, N.A. New York
URUGUAY	Banco Itaú Uruguay S.A. Zabala 1463 Montevideo URUGUAY	Banco Itaú Uruguay S.A. Montevideo.

VENEZUELA	Citibank, N.A. Centro Comercial El Recreo Torre Norte, Piso 20 Avda. Casanora, Sabana Grande Caracas 1050 D.C. VENEZUELA	Citibank, N.A. Caracas
VIETNAM	The Hongkong and Shanghai Banking Corporation Limited The Metropolitan, 235 Dong Khoi Street District 1 Ho Chi Minh City VIETNAM	The Hongkong and Shanghai Banking Corporation Limited Ho Chi Minh City
ZAMBIA	Barclays Bank Zambia Plc Elunda Park, Plot 4644 Lusaka ZAMBIA	Barclays Bank Zambia Plc Lusaka
*ZIMBABWE*	Barclays Bank of Zimbabwe Limited Corporate Centre 1st Floor, Eastern Wing Birmingham Road, Cnr. Paisley Road Harare ZIMBABWE	Barclays Bank of Zimbabwe Limited Harare

*RESTRICTED SERVICE ONLY. PLEASE CONTACT YOUR RELATIONSHIP MANAGER FOR FURTHER INFORMATION.*

SCHEDULE 2

Persons Authorized to Give Instructions

To be agreed by the parties.

SCHEDULE 3 (Not Applicable)

Authorized Fund Managers/Advisers

Persons authorized as fund managers will also have to complete an authority in similar form to Schedule 2, but with some additional wording. A specimen copy is attached as Appendix A.

Full name of Fund Manager/Adviser	Address	Accounts for which authorized*	Limitation in Authority**

_________________________

*  If left blank, the Fund Manager is authorized to give instructions on all accounts.

**  “All” or “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.

Signature:

Name:

Title:

APPENDIX A (Not Applicable)

Specimen Fund Manager Mandate

TO:	JPMORGAN CHASE BANK, N.A.

GLOBAL CUSTODY DIVISION

DATE: ____________________

Dear Sirs,

Re: Global Custody for	(the "Customer").

We warrant that we have been appointed by the Customer as its fund manager for the account(s) listed below and that we have full authority from the Customer to give instructions in respect of all transactions relating to the account(s). We agree to indemnify and hold JPMorgan harmless for any losses, costs or liabilities it or its agents incur as a result of any breach of this warranty.

We set out overleaf the names and specimen signatures of those individuals authorised by us to operate accounts and give instructions on behalf of the Customer in respect of the account(s).

JPMorgan may accept and act on any instructions that have been verified in accordance with a Security Procedure, as defined in the Global Custody Agreement between JPMorgan and the Customer, or, if no such Security Procedure is applicable, which JPMorgan believes in good faith to have been given by one of those individuals listed below.

We acknowledge that JPMorgan may record our telephone conversations and agree to ensure that any codes, passwords or similar devices are reasonably safeguarded.

Unless specified otherwise, all persons authorised to give instructions shall be authorised to give instructions in respect of all securities and cash accounts, for foreign exchange, and shall be authorised to give instructions notwithstanding that they may result in an overdraft on any cash account.

Signed for and on behalf of [Name of fund manager]

Signature:

Name:

Position:

Evidence of Authority to sign this Letter is enclosed

SCHEDULE 4

ACCOUNT(S) COVERED BY THIS MANDATE (Not Applicable)

Full Name and Official Position	Method of Instruction*	Limitation in Authority**	Telephone Number	Specimen Signature

_________________________

*  i.e. writing, telephone or facsimile

**  ** “All”, “No limit” or similar phrases would include authority to issue instructions relating to foreign exchange.